CHALONE WINE GROUP LTD



                                FILING TYPE:  8-K
                                DESCRIPTION:  CURRENT REPORT
                                FILING DATE:  SEPTEMBER 27, 2001
                                PERIOD END:   SEPTEMBER 14, 2001


                PRIMARY EXCHANGE: NASDAQ - NATIONAL MARKET SYSTEM
                          TICKER: CHLN




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                                TABLE OF CONTENTS



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                                       8-K

Item 5 .....................................................................1


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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): September 14, 2001


                          The Chalone Wine Group, Ltd.
                   -------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        California                    0-13406                  94-1696731
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      (State or Other               (Commission             (IRS Employer
Jurisdiction of Incorporation)      File Number)           Identification No.)


          621 Airpark Road
          Napa, California                                 94558
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 (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code 707-254-4200
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Item 5. Other Events.


        The Chalone Wine Group, Ltd. released the following information on September 14, 2001:

             Chalone Wine Group Announces Plans for Rights Offering
                               to Its Shareholders

September 14, 2001. Napa, CA. The Chalone Wine Group (Nasdaq: CHLN) announced today that it intends to make a rights offering in which the company's shareholders will receive pro rata rights to purchase additional shares of CWG common stock. Proceeds from the rights offering are expected to be used to raise capital for the company's long-term growth.

Under this rights offering each shareholder will be given the right to buy shares of the company's common stock at the price of $10.00 per share. Shareholders will also be given an oversubscription privilege to purchase shares for which rights have not


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been exercised. The company will offer rights to purchase up to $15 million of its common stock.

The two largest shareholders, Les Domaines Barons de Rothschild (Lafite) and SFI Intermediate Ltd. have agreed that each will exercise all of the rights offered to them. In addition, they will exercise their oversubscription privileges in full to purchase all remaining shares, which are not otherwise purchased by other shareholders through the exercise of rights or the oversubscription privilege.

The rights offering is expected to begin within sixty days depending on the time required to register the securities with the Securities and Exchange Commission. A registration statement relating to this rights offering will be filed with the Commission shortly. CWG reserves the right to modify, postpone or cancel the rights offering prior to the closing of the sale of securities.

These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any states in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such states.

This press release contains forward-looking statements that describe our future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause our actual results, performance or achievements to differ materially from those that we anticipate. Factors that might affect forward-looking statements include, among other things:
-the successful completion of the rights offering;
-the demand for our products;
-adverse changes occurring in the securities markets;
-economic or business conditions, either nationally or in our market areas, that are worse than we expect;
-other important factors detailed in the Company's annual report Form 10-K for the fiscal year ended March 31, 2001 on file with the Securities and Exchange Commission.

The Chalone Wine Group, Ltd. is a Napa-based company specializing in premium red and white varietal wines. In California, the company wholly owns and operates Carmenet(R) in Sonoma County, Chalone Vineyard(R) in Monterey County, Acacia(TM) in the Carneros District of Napa County, and the Jade Mountain brand in Napa County. With its 50 percent joint-venture partner, Paragon Vineyard Co., the company owns and operates Edna Valley Vineyard(R) in San Luis Obispo County. Additionally, the company produces and markets wines of Central Coast appellation under the brand name Echelon Vineyards. In the state of Washington, the company owns and operates Sagelands Vineyard(TM) and Canoe Ridge Vineyard(R). In the Bordeaux region of France, the company owns 23.5 percent of the Fourth-Growth estate of Chateau Duhart-Milon, in partnership with Domaines Barons de Rothschild (Lafite) which owns the other 76.5 percent.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  The Chalone Wine Group, Ltd.
                                                         (Registrant)


                                               By: /s/ SHAWN M. CONROY BLOM
                                                   -----------------------------
                                                   Shawn M. Conroy Blom
                                                   Chief Financial Officer

Dated:  September 27, 2001